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                                                                    EXHIBIT 99.1

       TERAYON ANNOUNCES PRELIMINARY THIRD QUARTER 2004 FINANCIAL RESULTS

Santa Clara, California - October 8, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband access, delivery and management platforms, today announced preliminary financial results for its third quarter ended September 30, 2004.

     The Company anticipates that revenue for the third quarter will be approximately $37 million, compared to the guidance range of $38 million to $41 million provided on July 26, 2004. The revenue shortfall is due to lower than expected headend Cable Modem Termination System (CMTS) sales, and is partially offset by stronger than anticipated sales of the Subscriber product line. Record sales of the Digital Video Solutions product line came in at the high end of the previous guidance range.

     The Company currently expects a GAAP loss per share of approximately $0.16 to $0.18, which includes a write down of approximately $7.5 million to $8.0 million of CMTS inventory, or $0.10 to $0.11 per share, related to declining CMTS sales forecasts. This compares to previous guidance of a GAAP loss per share range of $0.02 to $0.04.

     The Company expects operating expenses of approximately $18 million for the third quarter, and an ending cash, cash equivalents and short-term investments balance of approximately $112 million.

     "Our weakness in the third quarter is due to disappointing CMTS sales performance across all geographies," said Jerry Chase, CEO, Terayon. "Increased competition, slower deployments by existing customers and difficulty in winning new accounts all contributed to the sales shortfall. We are currently evaluating our CMTS strategy in reaction to this environment, and will provide a further update during our third quarter earnings release conference call later this month."

     "Looking at the rest of the business, we are very pleased with the record sales of our Digital Video Solutions product line, which grew approximately 45% from the previous quarter due largely to revenues associated with deployment of the Terayon BP 5100 at our flagship broadcast customer, Fox Broadcasting Company," continued Chase. "In addition, we had continued strong sales of our Subscriber product line, which we believe will further solidify our leadership position as one of the top three cable modem and eMTA suppliers worldwide. We believe our success in these two product lines is an indication of where market growth will occur in the near term."


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     All preliminary financial results are subject to customary final review by the Company's management and its auditors. The Company will provide complete third quarter financial results at its regularly scheduled third quarter 2004 earnings release conference call on October 28, 2004 at 2:00 p.m. Pacific Time.

ABOUT TERAYON

     Terayon Communication Systems, Inc. provides access, delivery and management platforms for broadband providers, cable companies, satellite operators and broadcasters for the delivery of advanced, carrier-class voice, data and video services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

                                      # # #

"SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon that involve risks and uncertainties. These statements include the preliminary guidance on third quarter 2004 revenues, inventory write down, loss per share and operating expense results, and third quarter 2004 ending cash balances, as well as the evaluation of our CMTS strategy and current market potentials and expected growth for Terayon's Digital Video Solutions and Subscriber product lines. These forward-looking statements are based on current expectations and Terayon assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. Terayon's actual results could differ materially from those described in this press release, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers; the deployment of Terayon's products in specific markets; Terayon's ability to lower and align its operating expenses with market conditions, the continuation of improving trends in the cable industry, and transitional challenges as a result of the changes in senior management staff, as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission. For more information about these and other potential factors that could affect Terayon's business and financial results, see the discussion of "Risk Factors" in Terayon's most recent 10-K and 10-Q filings, available on the SEC's website at www.sec.gov.